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                                                                   EXHIBIT 23(a)


                          Independent Auditor's Consent




We consent to the use in this Amendment No. 1 to Registration Statement No. 33-52995 of B.F. Saul Real Estate Investment Trust on Form S-4 of our report dated November 4, 1993, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated November 4, 1993, relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



STOY, MALONE & COMPANY, P.C.
April 26, 1994